ALLIANCEBERNSTEIN EXCHANGE RESERVES

                     CERTIFICATE OF AMENDMENT


          The undersigned, being the Assistant Secretary of AllianceBernstein Exchange Reserves (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated January 14, 1994 (hereinafter referred to as the "Declaration"), and by the affirmative vote of a Majority of the Trustees duly cast at a meeting duly called and held on December 14, 2004, the Declaration is hereby amended as follows:

          I. Section 1.4 of the Declaration is hereby amended by adding thereto the following definitions:

               "Class R Shares" shall mean, with respect to Shares of any Portfolio established and designated by this Declaration, that Class of Shares which is so designated by
Section 6.2 hereof.

               "Class K Shares" shall mean, with respect to Shares of any Portfolio established and designated by this Declaration, that Class of Shares which is so designated by
Section 6.2 hereof.

               "Class I Shares" shall mean, with respect to Shares of any Portfolio established and designated by this Declaration, that Class of Shares which is so designated by
Section 6.2 hereof.

          II. The first paragraph of Section 6.2 is hereby amended and restated in its entirety to read as follows:

            "SECTION 6.2. Establishment and Designation of the AllianceBernstein Exchange Reserves Portfolio; Classes of Shares; General Provisions for All Portfolios. Without limiting the authority of the Trustees set forth in Section 6.1(a) hereof to establish and designate additional Portfolios, there is hereby established and designated the AllianceBernstein Exchange Reserves Portfolio, the Shares of which shall be divided into eight separate Classes, designated Class A, Class B, Class C, Class D, Class R, Class K, Class I and Advisor Class, which shall represent interests only in the AllianceBernstein Exchange Reserves Portfolio. An unlimited number of Shares of each such Class may be issued. All Shares of the AllianceBernstein Exchange Reserves Portfolio outstanding on the date on which the amendments of this Declaration first providing for eight Classes of Shares of any Series become effective shall continue to be Shares of the Class to which they belonged immediately prior to the effectiveness of such amendments. Subject to the power of the Trustees to classify or reclassify any unissued Shares of a Series pursuant to Section 6.1(a), the Shares of such Portfolio, and the Shares of any further Portfolios that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Portfolio at the time of establishing and designating the same) have the following relative rights and preferences:"

          III. Capitalized terms used herein without definition are used with the same meanings as those assigned to such terms in the Declaration.




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          IN WITNESS WHEREOF, the undersigned has set his hand as
of the date set forth below.


Dated:  January 25, 2005.



                                    By:   /s/ Stephen J. Laffey
                                          -----------------------
                                    Name:     Stephen J. Laffey
                                    Title:    Assistant Secretary





                          ACKNOWLEDGMENT

STATE OF NEW YORK )
                      : ss.
COUNTY OF NEW YORK)                             January 25, 2005

          Then personally appeared the above named Stephen J.
Laffey, and acknowledged the foregoing instrument to be his free act and deed.

            Before me,

                              /s/ Mary Ann Milley
                              ----------------------
                              Notary Public

                              My Commission Expires:






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